EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of NextNav, Inc.

EXECUTED this 7th day of January, 2025.

NEW ENTERPRISE ASSOCIATES 14, L.P.

By:	NEA PARTNERS 14, L.P. General Partner

By:	NEA 14 GP, LLC General Partner

  By:                             *

 Anthony A. Florence, Jr.

 Managing Partner and Co-Chief Executive Officer

  By:                             *

 Mohamad H. Makhzoumi

 Managing Partner and Co-Chief Executive Officer

NEA PARTNERS 14, L.P.

By:	NEA 14 GP, LLC General Partner

  By:                             *

 Anthony A. Florence, Jr.

 Managing Partner and Co-Chief Executive Officer

  By:                             *

 Mohamad H. Makhzoumi

 Managing Partner and Co-Chief Executive Officer

NEA 14 GP, LLC

 By:                             *

  Anthony A. Florence, Jr.

  Managing Partner and Co-Chief Executive Officer

 By:                             *

  Mohamad H. Makhzoumi

  Managing Partner and Co-Chief Executive Officer

                 *

Forest Baskett

                 *

Anthony A. Florence, Jr.

                 *

Patrick J. Kerins

                 *

Scott D. Sandell

EXECUTIVE COMMITTEE:

                 *

Mohamad H. Makhzoumi

*By:   /s/ Zachary Bambach

Zachary Bambach

As attorney-in-fact

This Agreement was executed by Zachary Bambach on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which is attached as Exhibit 2.